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                                                                   EXHIBIT 10.13

[***] = CONFIDENTIAL PORTIONS OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                               [JDS UNIPHASE LOGO]

10 December 2004

Brillian Corporation
1600 North Desert Drive
Tempe, AZ 85281

Attention:  Wayne A. Pratt
            Vice President, Chief Financial Officer

Subject:    LETTER AGREEMENT

Dear Mr. Pratt:

This Letter Agreement ("AGREEMENT") by and between JDS Uniphase Corporation ("JDSU") and Brillian Corporation ("Brillian) sets out the terms for the sale by JDSU and purchase by Brillian of (i) the kernel material and projection lenses as listed on Page 1 of Exhibit A (shipped to Brillian but not invoiced by JDSU prior to the effective date of this Agreement), (ii) a quantity of [***] kernel material kits as listed on Page 2 of Exhibit A, and (iii) a quantity of [***] Light Engine Development Kits as listed on Pages 3,4, and 5 of Exhibit A (collectively "Products") as further defined below. JDSU and Brillian do hereby agree as follows:

1. EXHIBITS. The description of the Products subject to this Agreement is provided in Exhibit A attached hereto. The purchase of Products shall be governed by the terms and conditions attached to this Agreement as Exhibit
      B. This Agreement shall be governed by and construed in accordance with
      Section 9 of Exhibit B.

2. PURCHASE ORDER. Brillian shall issue a purchase order in the total amount of $[***] which is hereby deemed accepted by JDSU in accordance with the terms of this Agreement covering (i) the kernel material and projection lenses as listed on Page 1 of Exhibit A (shipped to Brillian but not invoiced by JDSU prior to the effective date of this Agreement) at a total price of $[***], (ii) a quantity of [***] kernel material kits as listed on Page 2 of Exhibit A at a price of $[***] per kit for a total price of $[***], and iii) [***] Light Engine Development Kits at a price of $[***] per kit (each kit consisting of the items in the Bill of Materials and Commodity Materials listed on Pages 3, 4, and 5 of Exhibit A) for a total price of $[***]. The Product shall be delivered to Brillian within sixty
      (60) days from the issue date of the purchase order in accordance with a mutually acceptable shipping schedule. This Agreement shall only cover the purchase order issued by Brillian for the limited quantities described herein.

3. ENTIRE AGREEMENT. This Agreement, including Exhibits A and B, expresses the entire understanding and agreement for both JDSU and Brillian with respect to the subject matter

Exhibit B Letter Agreement Final                        JDSU CONFIDENTIAL      1

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      covered in this Agreement and supersedes any and all previous agreements with reference to such subject matter (except any non-disclosure agreement between the parties). No addition, deletion or change to this Agreement shall be valid, unless in writing and signed by both Brillian and JDSU.

4. EXECUTION. This Agreement may be signed by manual or facsimile signature in several counterparts, each of which when executed shall be deemed to be an original; such counterparts together shall constitute one and the same document. Please indicate your concurrence with this Agreement by signing in the space indicated below.

YOURS VERY TRULY,                       AGREED AND ACCEPTED:

JDS UNIPHASE CORPORATION                BRILLIAN CORPORATION

/s/ Christopher S. Dewees               /s/ Wayne A. Pratt

NAME: Christopher S. Dewees             NAME: Wayne A. Pratt

TITLE: Senior Vice President            TITLE: Vice President and CFO

DATE: December 10, 2004                 DATE: December 10, 2004

Exhibit B Letter Agreement Final                        JDSU CONFIDENTIAL      2

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[***] = CONFIDENTIAL PORTIONS OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION



                                    EXHIBIT A

                      SEE SEPARATELY ATTACHED SPREADSHEETS

                                      [*** 5 pages omitted]

Exhibit B Letter Agreement Final                        JDSU CONFIDENTIAL      3

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[***] = CONFIDENTIAL PORTIONS OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                                    EXHIBIT B

                    JDS UNIPHASE TERMS AND CONDITIONS OF SALE

These Terms and Conditions of Sale and Software license (collectively "Terms") are Exhibit B to the Letter Agreement ("Agreement") between JDS Uniphase Corporation, ("JDSU") and Brillian Corporation ("CUSTOMER") dated ________ .

1. PRODUCTS

1.1 "Products" shall mean the Products identified in the Agreement.

2. ORDERS: Customer has issued and JDSU has accepted a written order from Customer (the "PURCHASE ORDER").

3. PRICES: All prices are (a) FCA JDSU factory [Incoterms, 2000] (shipping costs and risk of loss from the FCA point of shipment are the responsibility of Customer) and (b) exclusive of Taxes (as defined herein) and all handling or other charges including without limitation insurance, brokerage fees, transportation or special packaging ("CHARGES") and (c) in U.S. currency unless otherwise specified by JDSU. All sales are final. Title to Products shall pass from JDSU to Customer upon delivery to the shipping carrier at the FCA point. Any tax or other charge which JDSU is liable to collect on behalf of any governmental authority ("TAXES") as a result of the sale, use or delivery of Products, including without limitation, duties, value added and withholding taxes (but not including taxes on JDSU's income), is the responsibility of the Customer, and if paid by JDSU shall be charged to Customer as a separate item on the invoice, to the extent possible.

4. TERMS OF PAYMENT: Net [***] days from the date of shipment. If at any time Customer is delinquent in the payment of any invoice or is otherwise in breach of this Agreement, JDSU may, at its discretion, withhold shipment (including partial shipments) of any order and may, at its option, require Customer to pre-pay for further performance or shipments. All payments not received when due shall be subject to an additional charge of one and one half percent (1.5%) per month (annual rate 19.56%) of the unpaid amount or the maximum rate permitted by law, whichever is less, until the date of payment. Customer grants JDSU a security interest in Products (excluding services) purchased under this Agreement to secure payment for those Products purchased. If requested by JDSU, Customer agrees to execute financing statements to perfect such security interest. There is no set-off right for the Customer.

5. PERFORMANCE AND SHIPPING: Performance and shipping dates specified or communicated by JDSU to the Customer are approximate dates (however JDSU shall make commercially reasonable efforts to meet such dates) and the failure to perform or ship on such dates, despite such efforts, shall not be considered a breach by JDSU. JDSU shall be permitted to make partial shipments of Products. Delivery shall be deemed made upon transfer of possession to the carrier at the FCA point. All claims for shortage of Products ordered or for incorrect charges must be presented to JDSU within ten (10) days after receipt by Customer of the particular shipment of Products. Customer shall be responsible for all Charges. Unless given written instruction, JDSU shall select the carrier. JDSU shall not be liable for damages or penalty for delay in delivery or for failure to give notice of any delay, and the carrier shall not be deemed to be an agent of JDSU. Notwithstanding any provision of this Agreement, each Product shall be deemed accepted by Customer upon delivery.

Exhibit B Letter Agreement Final                        JDSU CONFIDENTIAL      4

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6. CANCELLATION: The Customer may not cancel, terminate, suspend performance of, or issue a hold on, the Purchase Order, in whole or in part, without the prior written consent of JDSU, which consent, if given, shall be upon terms that will compensate JDSU for any loss or damage therefrom, including but not limited to any work in process or services performed, the price of Products shipped to, manufactured for, or held separately for, the Customer, and loss of profits, incurred costs, and a reasonable allocation of general and administrative expenses relating to the Products.

7. LIMITED PRODUCT WARRANTY: Notwithstanding any provision to the contrary (but subject to the operation of any law to the extent it cannot be excluded), JDSU's sole and exclusive obligations to the Customer for any Product (other than Software, as defined and warranted below) made by JDSU and sold hereunder are to repair returned Product or provide a replacement Product, at JDSU's sole option, for any Product which has been returned to JDSU under the RMA procedure (as defined below) and which in the reasonable opinion of JDSU is determined to be defective in workmanship, material or not in compliance with the JDSU specification applicable to the Product and has in fact failed under normal use on or before, one (1) year from the date of original shipment of the Product. All Products, which are prototypes, experimental, alpha, beta, field trial or unqualified Products, are not warranted. All third parties' Products or components (including software) sold by JDSU carry only the original manufacturer's warranty to the extent such warranty is transferable to Customer. JDSU will coordinate the return of Product or components supplied by third parties in accordance with the applicable manufacturer's warranty provided such Product or components are returned to JDSU in accordance with the RMA procedure set forth in Section 8. Any Product repaired or replaced under warranty is only warranted for the period of time remaining in the original warranty for the Product. JDSU reserves the right, at its sole option, to issue a credit note or cash refund for any defective Product as an alternative to repair or replacement. The warranty provided herein shall extend to any Product which has proved defective and has failed through normal use, but excludes and does not cover any Product or parts thereof which has been accidentally damaged, disassembled, modified, misused, repaired or reworked (by any party other than JDSU or its authorized agents), improperly stored or handled, used in conjunction with another product that is electronically or mechanically incompatible or of an inferior quality, or used in applications which exceed the Product specifications or ratings, neglected, improperly installed or otherwise abused or is used in hazardous activities. Customer must claim under the warranty in writing not later than thirty (30) days after the claimed defect is discovered. The Customer must make all claims under these warranties and no claim will be accepted from any third party. The warranties set forth herein are non-transferable. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT OR OTHER RELATED DOCUMENTATION (INCLUDING WITHOUT LIMITATION ANY SPECIFICATIONS) TO THE CONTRARY, THE PROVISIONS OF WARRANTIES SET FORTH HEREIN CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES FOR ANY DEFECTIVE OR NONCONFORMING PRODUCTS OR SERVICES.

8. RETURN MATERIAL AUTHORIZATION PROCEDURES: JDSU will only accept Products returned under the JDSU Return Material Authorization process ("RMA"). Customer shall obtain a RMA number from JDSU prior to returning any Product and return the Product prepaid and insured to JDSU to the FCA point. Where any Product is returned without an itemized statement of claimed defects, JDSU will not evaluate the Product but will return it to the Customer at the Customer's expense.

Exhibit B Letter Agreement Final                        JDSU CONFIDENTIAL      5

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9. SOFTWARE LICENSE AND WARRANTY: For software developed by JDSU and contained in any Product and all related documentation (collectively "Software"), JDSU does not transfer ownership (which shall remain solely with JDSU) but only grants the Customer a perpetual, non-exclusive license to use the Software only in conjunction with a single unit of JDSU Product.. Such license is transferable only with the transfer of ownership of the Product in which it is used. Except for making a backup or archival copy or as permitted by law and provided that the said copies contains all of the JDSU proprietary notices contained in the original Software, Customer shall not (a) modify, translate, reproduce, copy, reverse engineer, decompile or disassemble all or any portion of the Software,
(b) distribute, market, disclose, rent, lease or create derivative works, or sublicense the use of, the Software to any third party, or (c) permit or authorize anyone within Customer's reasonable control to do any acts in (a) or
(b). JDSU warrants that the Software under normal use and service as originally delivered to Customer will function substantially in accordance with the functional description set out in the Product specification and/or user manual supplied with the Software for a period of ninety (90) days from the date of shipment. JDSU's sole liability and Customer's sole remedy for a breach of this Software warranty shall be JDSU's commercially reasonable efforts to rectify the non-conformity or, if after repeated efforts JDSU is unable to rectify the non-conformity, JDSU shall accept return of the Product containing the non-conforming Software and shall issue a credit to Customer for all amounts paid by Customer for the corresponding Product. This warranty is void if failure of the Software has resulted from accident, misuse, abuse, misapplication or modification. JDSU's Software is provided to non-Department of Defense (DOD) agencies of the United States Government with RESTRICTED RIGHTS and its supporting documentation is provided with LIMITED RIGHTS. Use, duplication, or disclosure by the United States Government is subject to the restrictions as set forth in subparagraph "C" of the Commercial Computer Software - Restricted Rights clause at FAR 52.227-19. In the event the sale is to a DOD agency, the Government's rights in Software, supporting documentation, and technical data are governed by the restrictions in the Technical Data Commercial Items clause at DFARS 252.227-7015 and DFARS 227.7202. If Customer breaches any provision of this Agreement with respect to any Software, then (a) JDSU may terminate Customer's license for the Software and related documentation by delivering to Customer notice thereof, and (b) upon receipt of the notice, Customer shall destroy or deliver to JDSU all copies of the Software.

10. LIMITATION OF LIABILITY: EXCEPT FOR THE WARRANTIES STATED HEREIN FOR THE CUSTOMER, NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS, IMPLIED, ORAL OR STATUTORY, IS PROVIDED TO THE CUSTOMER OR ANY THIRD PARTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY, CONDITION OR REPRESENTATION: (A) OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE; (B) THAT THE PRODUCTS WILL BE FREE FROM INFRINGEMENT OR VIOLATION OF ANY RIGHTS, INCLUDING INTELLECTUAL PROPERTY RIGHTS, OF THIRD PARTIES; OR (C) THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE. THIS DISCLAIMER AND EXCLUSION SHALL APPLY EVEN IF THE EXPRESS WARRANTY HEREIN FAILS OF ITS ESSENTIAL PURPOSE. THE CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES HEREUNDER AND THE ONLY LIABILITY OF JDSU IS EXPRESSLY LIMITED TO THE TERMS OF THE AGREEMENT. NEITHER PARTY SHALL BE LIABLE TO THE OTHER, OR ANY THIRD PARTY, FOR ANY OTHER SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR INDIRECT COSTS OR

Exhibit B Letter Agreement Final                        JDSU CONFIDENTIAL      6

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DAMAGES, INCLUDING WITHOUT LIMITATION, LITIGATION COSTS, INSTALLATION AND
REMOVAL COSTS, LOSS OF DATA, PRODUCTION OR PROFIT ARISING FROM ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH COSTS OR DAMAGES. FOR PURPOSES OF THIS PROVISION, EACH PARTY INCLUDES SUCH PARTY'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, SUBCONTRACTORS AND SUPPLIERS. IN NO EVENT SHALL THE TOTAL COLLECTIVE CUMULATIVE LIABILITY OF EITHER PARTY, ITS EMPLOYEES, OFFICERS, AGENTS AND DIRECTORS EXCEED THE AMOUNT PAID TO JDSU FOR PRODUCTS FROM WHICH SUCH LIABILITY AROSE DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THE MOST RECENT CLAIM.

11. EXPORT RESTRICTIONS: Customer shall obtain all licenses, permits and approvals required by any government and shall comply with all applicable laws, rules, policies and procedures of the applicable government and other competent authorities. Customer will indemnify and hold JDSU harmless for any violation or alleged violation by Customer of such laws, rules, policies or procedures. Customer shall not transmit, export or re-export, directly or indirectly, separately or as part of any system, the Products or any technical data (including processes and services) received from JDSU, without first obtaining any license required by the applicable government, including without limitation, the United States Government and/or any other applicable competent authority. Customer also certifies that none of the products or technical data supplied by JDSU will be sold or otherwise transferred to, or made available for use by or for, any entity that is engaged in the design, development, production or use of nuclear, biological or chemical weapons or missile technology.

12. RIGHTS IN INTELLECTUAL PROPERTY AND TOOLING: All right, title, and interest in and to the designs, models, patterns, specifications, copyrights, patents, trade secrets, trade-marks and other intellectual property in the Products and related materials shall remain vested in JDSU or its third party suppliers. Customer shall not copy, make extracts from, translate or otherwise modify any of the Products or related documentation provided by JDSU. All right, title and interest in and to any inventions, discoveries, improvements, methods, ideas, computer and other apparatus programs and related documentation, other works of authorship fixed in any tangible medium of expression, mask works, or other forms of intellectual property, whether or not subject to statutory protection, which are made, created, developed, written, conceived or first reduced to practice by JDSU solely, jointly or on its behalf, in the course of, arising out of, or as a result of work performed under an order, and any related tooling, set-up, fitting-up and preparation charges whether or not invoiced, shall belong to and be the sole and exclusive property of JDSU. Customer agrees not to reverse engineer all or any portion of any Product nor allow or assist others to do so. Customer acknowledges the goodwill associated with JDSU's trade-marks, and shall not obscure, remove or alter of any trademarks, patent numbers, labels, serial numbers affixed to any Product, related documentation or packaging, without the express prior written consent of JDSU.

13 GENERAL TERMS:

13.1 The validity, interpretation and performance of this Agreement shall be governed by and construed under the applicable laws of the State of New York and the United States of America, as if performed wholly within the state and without giving effect to the principles of conflict of

Exhibit B Letter Agreement Final                        JDSU CONFIDENTIAL      7

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laws. The parties specifically disclaim the application of the United Nations
Convention on Contracts for the International Sale of Goods. 13.2 Neither party shall be liable for delay or failure in performance whatsoever due to acts of God, shortage of supplies, transportation difficulties, labor disputes, riots war, fire, explosion, epidemics, or other occurrences beyond such party's reasonable control or due to unforeseen circumstances.

13.3 Waiver by either party of any provision herein must be in writing and shall not be deemed to be a waiver of such provision or other provision in the future.

13.4 Each party shall hold confidential and shall not use, disclose or permit others to use any confidential information identified as such in writing or orally by the other partyJDSU or information which such party knows or ought to reasonably know is confidential, proprietary or trade secret information of the other party, including, without limitation, trade secrets embodied in Products.

13.5 Neither this Agreement nor any rights under this Agreement, other than monies due or to become due, shall be assigned or otherwise transferred by Customer (by operation of law or otherwise) without the prior written consent of JDSU, which consent shall not be unreasonably withheld. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties.

13.6 In the event that any of the terms of this Agreement, apart from payment, become or are declared to be illegal by any court of competent jurisdiction, such terms shall be null and void and shall be deemed deleted from this Agreement, but only to the extent that such term is illegal, it being the intent and agreement of the parties that the Agreement shall be deemed amended by modifying such term to the extent necessary to make it legal while preserving its intent or, if that is not possible, by substituting therefore another term that is legal and achieves the same objective. All remaining terms of this Agreement shall remain in full force and effect.

13.7 Neither party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other party or bind the other party in any respect whatsoever. JDSU neither assumes nor authorizes any third party, person or entity to assume or accept any liability or obligation, or to make any commitment for JDSU with regard to JDSU services or the Products.

13.9 This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter of this Agreement, apart from existing non-disclosure agreements, and there are no understandings, agreements, representations, conditions, warranties, or other terms, express or implied, which are not specified herein. This Agreement may only be modified by a written document executed by authorized representatives of JDSU and Customer.

Exhibit B Letter Agreement Final                        JDSU CONFIDENTIAL      8